DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website. secretaryofstate.biz

Entity # E0306462006-3
Document Number: 20060255110-62

Date Filed: 4/24/2006 9:04:25 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation***	BioSolar Labs, Inc
2. ***Resident Agent Name and Street Address:*** (must be a Nevada address where process may be served)	ACORN CORPORATE SERVICES, INC Name 3225 McLeod Drive Suite 110 / Las Vegas / Nevada 89121 Street Address / City / Zip Code Optional Mailing Address / City / State Zip Code
3. ***Shares:*** (number of shares corporation authorized to issue)	Number of shares with par value 100,000 Par value $ 0.001 Number of shares without par value
4. ***Names & Addresses of Board of Directors/Trustees:*** (attach additional page if more than 3 directors/trustees)	1 David Lee Name 3225 McLeod Drive Suite 100 / Las Vegas / NV 89121 Street Address / City / State Zip Code 2 Name Street Address / City / State Zip Code 3 Name Street Address / City / State Zip Code
5. ***Purpose:*** (optional-see instructions)	The purpose of this Corporation shall be: TO ENGAGE IN ANY LAWFUL ACTIVITIES UNDER THE LAWS OF THE STATE OF NEVADA
6. ***Names, Address and Signature of Incorporator.*** (attach additional page if more than 1 incorporator)	BUSINESS OFFICE SUITE SERVICES, INC Name / Signature 3225 McLeod Drive Suite 100 / Las Vegas / NV 89121 Address / City / State Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. VP 4/21/2006 Authorized Signature of R. A. or On Behalf of R. A. Company / Date

This form must be accompanied by appropriate fees.